SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): May 7, 2007

                           Timberland Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

       Washington                   0-23333                    91-1863696
---------------------------        ---------               ------------------
State or other jurisdiction        Commission              (I.R.S. Employer
Of incorporation                   File Number             Identification No.)

624 Simpson Avenue, Hoquiam, Washington                           98550
----------------------------------------                          -----
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
----------------------

     On May 7, 2007, Timberland Bancorp, Inc. issued a press release announcing the completion of its previously announced stock repurchase program. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     (c) Exhibits

      99.1 Press Release of Timberland Bancorp, Inc. dated May 7, 2007

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     TIMBERLAND BANCORP, INC.




DATE: May 7, 2007                    By: /s/Dean J. Brydon
                                         ---------------------------------
                                         Dean J. Brydon
                                         Chief Financial Officer

                                 Exhibit 99.1

        For further information contact:  Michael Sand, President & CEO
                                          Dean Brydon, Chief Financial Officer
                                          At (360) 533-4747

         Timberland Bancorp, Inc. Completes Stock Repurchase Program

HOQUIAM, WA - May 7, 2007 - Timberland Bancorp, Inc. (Nasdaq: TSBK) announced today the completion of its previously announced stock repurchase program. The Company repurchased 5% of its outstanding common shares, or 186,266 shares, at an average price of $36.45 per share.

"We are committed to building shareholder value while prudently managing our capital through franchise growth, stock buybacks and cash dividends," said Michael Sand, President and CEO. "Our expansion into the fast-growing markets of Western Washington over the past few years is generating strong asset growth. In addition, we recently announced a 2-for-1 stock split, in the form of a100% stock dividend, to increase liquidity for our shareholders."

Cumulatively, Timberland has repurchased 3.7 million shares or 56% of the 6.6 million shares that were issued in its initial public offering in January 1998 at an average price of $17.29 per share. The Company also announced it will pay an $0.18 per share dividend this quarter, which represents its 37th consecutive quarterly cash dividend.

On April 24th, Timberland reported that loan portfolio growth and a strong net interest margin contributed to solid fiscal second quarter 2007 results. Net income for the quarter ended March 31, 2007 totaled $1.92 million, or $0.54 per diluted share compared to net income of $1.95 million, or $0.53 per diluted share, for the quarter ended March 31, 2006.

Timberland Bancorp, Inc. is the holding company for Timberland Bank, which operates 21 full-service offices in Grays Harbor, Thurston, Pierce, King, Kitsap, and Lewis Counties of Washington State.

Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.